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FOR IMMEDIATE RELEASE
CONTACTS:

Coinstar, Inc.
Brian Turner, Chief Financial Officer	Tom Ryan
425-943-8000	ICR, Inc.
203-682-8200

Media
Marci Maule, Director Public Relations	Matthew Sherman / Barrett Golden
425-943-8277	Joele Frank, Wilkinson Brimmer Katcher
212-355-4449
COINSTAR REJECTS SHAMROCK’S PAID DIRECTOR NOMINEES
Believes Directors Should Represent All Stockholders, Not Just One
Announces Process to Expand Board and Appoint an Additional Independent and Qualified Director
Selected by Major Stockholders
BELLEVUE, Wash. – May 19, 2008 – Coinstar, Inc. (NASDAQ: CSTR) today announced that immediately following the Company’s 2008 Annual Meeting of Stockholders, Coinstar plans to engage in a process to add an additional independent director to its Board of Directors. The new director will be selected from a group of candidates submitted for nomination by Coinstar’s major stockholders.
Coinstar believes that its process for selecting a new director from candidates suggested by a broad group of major stockholders is a far better corporate governance alternative than electing a candidate hand-picked by Shamrock Activist Value Fund (“Shamrock”) without consultation with other stockholders or presentation to Coinstar’s wholly independent Nominating and Governance Committee for evaluation. Coinstar emphasized that its selection process is intended as a superior alternative to the election of any Shamrock nominees.
“We firmly believe that directors should represent the interests of all stockholders, not just one,” said Dave Cole, Chief Executive Officer of Coinstar. “In recent discussions, many of our major stockholders have indicated that they share this view and would support a director selection process that is open to all major stockholders. We are pleased to present this process as a clear, more formal alternative to Shamrock’s slate of paid and conflicted nominees who we believe, if elected, would act to advance Shamrock’s short-term, self-serving agenda, and not the interests of all Coinstar stockholders, or worse, jeopardize or destroy stockholder value which has been the case at some other companies where Shamrock has gained board representation seats. As always, we welcome constructive, ongoing dialogue with all Coinstar stockholders and look forward to continued success with our 4th WallTM strategy.”
Mr. Cole continued, “We believe Shamrock’s nominees would add no additional skills to our Board and have no meaningful experience in the markets in which Coinstar operates. Furthermore, none of the Shamrock nominees has experience serving as an independent director of a public company Board representing all stockholders.”
Features of the process announced today to add an additional independent and qualified director to Coinstar’s Board are as follows:

•	Coinstar will solicit its major stockholders for submissions of, and input regarding, candidates to be considered for nomination as the new independent director on Coinstar’s Board.

•	The intended size of the candidate pool is at least 10.

•	Coinstar’s Nominating and Governance Committee, comprised solely of independent directors, will review the resumes and qualifications of all candidates submitted for nomination.

•	The Nominating and Governance Committee will consider, among other things, the director candidates’ overall qualifications and background, as well as any specialized experience serving as an independent director of a public company or having executive or board positions in the chain retail store environment, other significant areas of Coinstar’s customer base, electronic money transfer, or other businesses that are part of, or complementary with, Coinstar’s 4th Wall businesses.

•	Within six to eight weeks following commencement of this process, Coinstar’s Nominating and Governance Committee will select one person from the pool of candidates who will be presented to Coinstar’s Board of Directors for election as a new independent director.

•	The new director will join Coinstar’s Board of Directors no later than September 30, 2008, at which point Coinstar’s Board will be expanded to eight members, including seven independent directors, and the new director will stand for election in 2010.
Coinstar noted that if stockholders elect any of the nominees presented by Shamrock in connection with Coinstar’s 2008 Annual Meeting of Stockholders, Coinstar will view this election as indicating that its stockholders prefer to be represented by a Shamrock nominee rather than an independent representative selected through a formal process that includes input from all major stockholders. In such case, Coinstar would not go forward with the director selection process announced today.
About Coinstar, Inc.
Coinstar, Inc. (NASDAQ: CSTR) is a multi-national company offering a range of 4th Wall™ solutions for the retailers’ front of store consisting of self-service coin counting, money transfer, electronic payment solutions, entertainment services and self-service DVD rental. The Company’s products and services can be found at more than 50,000 retail locations including supermarkets, drug stores, mass merchants, financial institutions, convenience stores and restaurants.
Important Additional Information
On April 30, 2008, Coinstar began mailing to its stockholders a definitive proxy statement with a WHITE Proxy Card and other materials in connection with Coinstar’s 2008 Annual Meeting of Stockholders. STOCKHOLDERS ARE URGED TO READ COINSTAR’S DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. The definitive proxy statement and other documents relating to the 2008 Annual Meeting and Coinstar can be obtained free of charge from the SEC’s website at http://www.sec.gov. These documents can also be obtained free of charge from Coinstar at its website, www.coinstar.com, under: About Us – Investor Relations – SEC Filings. The contents of the websites above are not deemed to be incorporated by reference into the definitive proxy statement or other materials. In addition, copies of the definitive proxy statement, WHITE Proxy Card and other materials may be requested by contacting our proxy solicitor, Georgeson Inc. by phone, toll-free, at
1-(888) 605-7543.
Detailed information regarding the names, affiliations and interests of individuals who are participants, including Coinstar directors and certain executive officers and other employees, in the solicitation of proxies of Coinstar’s stockholders is available in Coinstar’s definitive proxy statement.
Safe Harbor for Forward-Looking Statements
Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “will,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “goals,” “prospects,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this press release include statements regarding Coinstar, Inc.’s anticipated performance and Board actions. Forward-looking statements are not guarantees of future performance and actions, and they may vary materially from those expressed or implied in such statements. Differences may result from actions taken by Coinstar, including its Board, as well as from risks and uncertainties beyond Coinstar’s control. Such risks and uncertainties include, but are not limited to, actions taken by Coinstar’s stockholders, the termination, non-renewal or renegotiation on materially adverse terms of our contracts with our significant retailers, payment of increased service fees to retailers, fewer than expected installations, the ability to attract new retailers, penetrate new markets and distribution channels, cross-sell our products and services and react to changing consumer demands, the ability to achieve the strategic and financial objectives for our entry into or expansion of new businesses, the ability to adequately protect our intellectual property, and the application of substantial federal, state, local and foreign laws and regulations specific to our business. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review “Risk Factors” described in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. These forward-looking statements reflect Coinstar’s expectations as of the date of this press release. Coinstar undertakes no obligation to update the information provided herein.